UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

305 W 50 Street, Apt 25A
New York, NY 10019
 (Address of principal executive offices)

303-357-4644
 (Registrant's telephone number)

FITS MY STYLE INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

On December 3, 2012, the board of directors and majority stockholder of Fits My Style Inc., a Nevada corporation (the “Registrant”), approved the following corporate actions:  (i) changing the Registrant’s name from Fits My Style Inc. to AntriaBio, Inc. (the “Name Change”); (ii) changing the Registrant’s domicile from Nevada to Delaware (the “Reincorporation”); and (iii) effecting a 6-for-1 forward stock split of the Registrant’s issued and outstanding common stock (the “Forward Split” together with the Name Change and Reincorporation are referred to collectively herein as the “Corporate Actions”).  On January 4, 2013, the Financial Industry Regulatory Authority (“FINRA”) notified the Registrant that the Corporate Actions had been approved with an effective date of January 10, 2013.

Name Change and Reincorporation

On January 10, 2013, the Registrant completed the Name Change and the Reincorporation pursuant to a plan of conversion dated January 10, 2013 (the “Plan of Conversion”).  The Name Change and Reincorporation were accomplished by filing on January 2, 2013, with an effective date of January 10, 2013: (i) Nevada articles of conversion with the Secretary of State of the State of Nevada (“Articles of Conversion”); (ii) a certificate of conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware; and (iii) a certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware.  In connection with the Name Change and Reincorporation, the Registrant’s board of directors adopted new bylaws in the form attached to the Plan of Conversion (the “Delaware Bylaws”).

Upon the effectiveness of the Reincorporation:

●
the Registrant’s affairs ceased being governed by the Nevada Corporations code, the Registrant’s existing articles of incorporation and the Registrant’s existing bylaws and the Registrant became subject to Delaware General Corporation Law, the Certificate of Incorporation and the Delaware Bylaws;

●
the Registrant became a Delaware corporation (“AntriaBio, Inc.”) and (i) is deemed to be a continuation of the Nevada corporation (“Fits My Style Inc.”) for all purposes under the laws of Delaware,  (ii) continues to have all of the rights, privileges and powers of Fits My Style Inc. and (iii) continues to possess all of the properties of Fits My Style Inc.;

●	each outstanding share of Fits My Style Inc. common stock, $0.001 par value per share converted to an outstanding share of AntriaBio, Inc. common stock, $0.001 par value per share; and

●	each director and officer of Fits My Style Inc. continues to hold their respective offices with AntriaBio, Inc.

Forward Split

On January 4, 2013, FINRA approved the Forward Split with an effective date of January 10, 2013.  As a result of the Forward Split, each (1) outstanding share of the Company’s common stock before the Forward Split, shall represent six (6) shares of the Registrant’s common stock after the Forward Split.  After giving effect to the Forward Split, the Registrant’s issued and outstanding common stock increased from 4,101,000 shares to  24,606,000 shares.

Stockholders will be entitled to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Forward Split by submitting them to the Registrant’s transfer agent, VStock Transfer, Yoel Goldfeder, Phone: 212-363-0825 to arrange to surrender their certificates representing shares of pre-Forward Split common stock in exchange for certificates representing shares of post-Forward Split common stock. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) to the Registrant’s transfer agent.  The new CUSIP number for the shares of the post-Forward Split common stock is 037230109.

The foregoing description of the Corporate Actions does not purport to be complete and is qualified in its entirety by reference to Corporate Actions No. 1, 2 and 3, respectively, of the Registrant’s definitive information statement (the “Information Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) on December 19, 2012, which descriptions of such Corporate Actions are incorporated herein by reference.  The Plan of Conversion, the Articles of Conversion, the Certificate of Conversion, the Certificate of Incorporation and the Delaware Bylaws are filed herewith as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As disclosed in Item 3.03, effective January 10, 2013, the Registrant changed its name and its state of incorporation from Nevada to Delaware pursuant to the Plan of Conversion.  As of that date, the rights of the Registrant’s stockholders began to be governed by Delaware corporation laws, the Certificate of Incorporation and the Delaware Bylaws adopted pursuant to the Plan of Conversion.  The Certificate of Incorporation and Delaware Bylaws are filed herewith as Exhibits 3.3 and 3.4, respectively, and incorporated herein by reference.  Certain rights of the Registrant’s stockholders were changed as a result of the Reincorporation.  A more detailed description of the Certificate of Incorporation and Delaware Bylaws and the changes in the rights of the Registrant’s stockholders as a result of the Reincorporation is set forth in Corporate Action No. 2 of the Registrant’s Information Statement filed with the SEC on December 19, 2012, which description is incorporated in its entirety herein by reference.

Item 9.01.  Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
2.1	Plan of Conversion, dated January 10, 2013
3.1	Articles of Conversion
3.2	Certificate of Conversion
3.3	Certificate of Incorporation
3.4	Delaware Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: January 11, 2013	By:	/s/ Nickolay Kukekov
Nickolay Kukekov Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Plan of Conversion, dated January 10, 2013
3.1	Articles of Conversion
3.2	Certificate of Conversion
3.3	Certificate of Incorporation
3.4	Delaware Bylaws